Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT

AND SECURITY AGREEMENT

This First Amendment to Revolving Credit and Security Agreement (the “First Amendment”), is made this 14th day of October, 2009 among CROCS, INC., a corporation organized under the laws of the State of Delaware (“Crocs”), CROCS RETAIL, INC., a corporation organized under the laws of the State of Colorado (“Retail”), CROCS ONLINE, INC., a corporation organized under the laws of the State of Colorado (“Online”), OCEAN MINDED, INC., a corporation organized under the laws of the State of Colorado (“Ocean”), JIBBITZ, LLC, a limited liability company organized under the laws of the State of Colorado (“Jibbitz”), BITE, INC., a corporation organized under the laws of the State of Colorado (“Bite”, together with Crocs, Retail, Online, Ocean, Jibbitz and each other Person joined as a borrower from time to time to the Loan Agreement (as defined below), collectively “Borrowers” and each a “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.            On September 25, 2009, Borrowers, Lenders and Agent entered into, inter alia, that certain Revolving Credit and Security Agreement (as same has been or may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, the “Loan Agreement”) to reflect certain financing arrangements among the parties thereto.  The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements”.  All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement, as amended hereby.

B.            Borrowers have requested and Agent and Lenders have agreed to modify certain terms and provisions of the Loan Agreement on the terms and subject to the conditions contained in this First Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Amendment to Section 6.5(a) of the Loan Agreement. Upon the Effective Date (as defined below), Section 6.5(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

(a)           Net Worth.  Maintain at all times a Tangible Net Worth in an amount not less than $205,000,000, measured at the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2009.

Section 2.              Condition Precedent.  This First Amendment shall be effective upon Agent’s receipt of this First Amendment fully executed by the Borrowers (the “Effective Date”).

Section 3.              Representations and Warranties.  Each Borrower:

(a)           reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)           reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until satisfaction in full of the Obligations and termination of the Loan Agreement;

(c)           represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)           represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this First Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this First Amendment on its behalf were similarly authorized and empowered, and that this First Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)           represents and warrants that this First Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 4.              General Provisions.

(a)           Payment of Expenses.  Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this First Amendment and the documents provided for herein or related hereto.

(b)           Reaffirmation of Loan Agreement.  Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all of the other Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

(c)           Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(d)           Headings.  The headings of any paragraph of this First Amendment are for convenience only and shall not be used to interpret any provision hereof.

2

(e)           Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(f)            Governing Law.  This First Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(g)           Counterparts.  This First Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

(Signature Page Follows)

3

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWERS:

CROCS, INC.

By:	/s/ Russell C. Hammer
Name:	Russell C. Hammer
Title:	Chief Financial Officer

CROCS RETAIL, INC.

By:	/s/ Russell C. Hammer
Name:	Russell C. Hammer
Title:	Chief Financial Officer

CROCS ONLINE, INC.

By:	/s/ Russell C. Hammer
Name:	Russell C. Hammer
Title:	Chief Financial Officer

OCEAN MINDED, INC.

By:	/s/ Russell C. Hammer
Name:	Russell C. Hammer
Title:	Chief Financial Officer

JIBBITZ, LLC

By:	/s/ Ken Chaplin
Name:	Ken Chaplin
Title:	Manager

BITE, INC.

By:	/s/ Russell C. Hammer
Name:	Russell C. Hammer
Title:	Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, As Lender and as Agent

By:	/s/ Steve C. Roberts
Name:	Steve C. Roberts
Title:	Vice President